UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2013

SAVEDAILY, INC.

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140

Seal Beach, California 90740

(Address of Principal Executive Offices)

(562) 795-7500

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

July 2, 2013, EFP Rotenberg, LLP resigned as the Company’s independent registered public accounting firm effectively immediately.

The audit reports of EFP Rotenberg, LLP on the financial statements of SaveDaily, Inc. for the year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion or qualification. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the fiscal period through December 31, 2012 and the subsequent interim period through July 2, 2013, preceding the resignation.

SaveDaily, Inc. and EFP Rotenberg, LLP during the two most recent fiscal years or the subsequent period through July 2, 2013, the date of resignation, assert there have been no disagreements with EFP Rotenberg, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EFP Rotenberg, LLP ’s satisfaction would have caused EFP Rotenberg, LLP to make reference to the subject matter thereof in connection with its report for such year.

The Company provided EFP Rotenberg, LLP with a copy of the disclosures is making in this Current Report on Form 8-K and requested from EFP Rotenberg, LLP a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. A copy of EFP Rotenberg, LLP’s letter dated July 8, 2013 is attached as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit:

16.1	Letter from EFP Rotenberg, LLP, dated July 8, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned who is duly authorized.

SAVEDAILY, INC.

By:	/s/ Jeff Mahony
Jeff Mahony
CFO

Dated: July 8, 2013